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                                                                     Exhibit 3.1

                           Quantum Technologies, Inc.
                           --------------------------

                          CERTIFICATE OF INCORPORATION

                                     I. Name

     The name of the corporation is Quantum Technologies, Inc. (hereinafter sometimes referred to as the "Corporation").
                              -----------

                         II. Registered Office and Agent

     The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is AmeriSearch Corporate Services, Inc.


                                  III. Purpose

     The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   IV. Shares

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of Thirty-Five Million (35,000,000) shares of Common Stock, with a par value of $0.01 per share ("Common Stock"), and Fifteen Million (15,000,000)
                               ------------
shares of Preferred Stock, with a par value of $0.01 per share.

     A. Preferred Stock. Any of the shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special

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rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, vary in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation. The Corporation shall exercise its power to issue Preferred Stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split the whole shares into fractions.

     B.   Common Stock.

          1. Dividends. The holders of shares of Common Stock shall be
             ---------
entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the provisions of Subdivision A of this Article IV with respect to rights of holders of the Preferred Stock.

          2.   Liquidation. Upon any liquidation, dissolution or winding up of
               -----------
the Corporation whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding the holders of Common Stock shall share ratably based upon the number of shares of Common Stock held by them in all of the remaining assets of the Corporation available for distribution to its stockholders.

          3.   Voting Rights. Except as otherwise required by law and subject to
               -------------
the provisions set forth in this Article IV, the holders of Common Stock issued and outstanding shall be entitled to one vote for each share thereof held.


                              V. Board of Directors

     The Board is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                            VI. Election of Directors

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                                 VII. Creditors

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the

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Corporation or of any creditor or stockholder thereof, or on application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                VIII. Amendments

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                             IX. Director Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                 X. Incorporator

     The name and mailing address of the sole incorporator is as follows:

             Name                                  Mailing Address
             ----                                  ---------------

          Jill Davis                        c/o Morrison & Foerster LLP
                                            555 West Fifth Street, Suite 3500
                                            Los Angeles, CA 90013-1024

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     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 13th day of October, 2000.

                                 /s/ Jill Davis
                                ------------------------------------------------
                                            Jill Davis, Sole Incorporator

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                            Certificate of Correction

                                       of

                          Certificate of Incorporation

                                       of

                           Quantum Technologies, Inc.

The undersigned hereby certifies:

1.   The name of the Corporation is Quantum Technologies, Inc.

2. The Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on October 13, 2000, is hereby corrected.

3.   The inaccuracy to be corrected in said instrument is as follows:

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of Thirty-Five Million (35,000,000) shares of Common Stock with a par value of $0.01 per share (the "Common Stock"), and Fifteen
                                                     ------------
     Million (15,000,000) shares of Preferred Stock with a par value of $0.01 per share.

4.   The portion of the instrument in corrected form is as follows:

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of Thirty-Five Million (35,000,000) shares of Common Stock with a par value of $0.001 per share (the "Common Stock"), and
                                                      ------------
     Fifteen Million (15,000,000) shares of Preferred Stock with a par value of $0.001 per share.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction of Incorporation this 18th day of October, 2000.

                                          /s/ Jill Davis
                                          --------------------------------------
                                          Jill Davis, Sole Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           QUANTUM TECHNOLOGIES, INC.
                       BEFORE RECEIPT OF PAYMENT FOR STOCK

     Quantum Technologies, Inc., a Delaware corporation, does hereby certify that:

     1.   The corporation has not received any payment for any of its stock.

     2. The amendment set forth below to the corporation's Certificate of Incorporation was duly adopted by all of its directors in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

     3. ARTICLE I of the Restated Certificate of Incorporation, is amended to read in its entirety as follows:

     The name of this corporation is Quantum Technologies Worldwide, Inc.

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 15 day of May, 2001 and the foregoing facts stated herein are true and correct.

                                        QUANTUM TECHNOLOGIES, INC.

                                        By: /s/ Syed Hussain       5/16/01
                                            -------------------------------
                                            Syed Hussain, President

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      QUANTUM TECHNOLOGIES WORLDWIDE, INC.
                       BEFORE RECEIPT OF PAYMENT FOR STOCK

     Quantum Technologies Worldwide, Inc., a Delaware corporation, does hereby certify that:

     1.   The corporation has not received any payment for any of its stock.

     2. The amendment set forth below to the corporation's Certificate of Incorporation was duly adopted by all of its directors in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

     3. ARTICLE I of the Certificate of Incorporation, is amended to read in its entirety as follows:

     The name of this corporation is Quantum Fuel Systems Technologies Worldwide, Inc.

     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this Sixteenth day of August, 2001 and the foregoing facts stated herein are true and correct.

                                            QUANTUM TECHNOLOGIES WORLDWIDE, INC.

                                            By: /s/ Cathy Johnston
                                                --------------------------------
                                                Cathy Johnston, Secretary